Exhibit 16.3

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

September 10, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Seychelle Environmental Technologies Inc.  (the "Company") and have not rendered any opinion or reviewed the consolidate financials statements.  Effective September 10, 2009, we were dismissed from the Company as principal accountants.  We have read the Company's statements included its Form 8-K dated September 10, 2009, and we agree with such statements contained therein.

We cannot confirm or deny that the appointment of GBH, CPAs was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Sincerely,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, NV

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501